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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2005


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                           1-15274                       26-0037077
(State or other jurisdiction     (Commission File No.)         (I.R.S. Employer
  of incorporation )                                         Identification No.)


6501 Legacy Drive
Plano, Texas                                                      75024-3698
(Address of principal executive offices)                          (Zip code)



Registrant's telephone number, including area code:  (972) 431-1000


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

     In connection with her election to the J. C. Penney Company, Inc. ("Company") Board of Directors, as described in Item 5.02 below, and pursuant to the terms of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan ("2005 Equity Plan"), Mary Beth Stone West will be granted an award of restricted stock units on November 22, 2005.

     Under the terms of the 2005 Equity Plan, Ms. Stone West will receive a pro rata number of restricted stock units based on the annual equity award to non-associate directors. The annual equity award for non-associate directors is currently set at a number of units having a market value of $75,000 in Company common stock on the date of grant. The terms of Ms. Stone West's award are set forth in the Form of Non-Associate Director Restricted Stock Unit Award, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective November 17, 2005, the Company's Board of Directors elected Mary Beth Stone West as a member of the Board of Directors. Ms. Stone West has been elected for the class of directors whose term expires in May 2006. There are no arrangements or understandings between Ms. Stone West and any other person pursuant to which she was elected as a director.

     Ms. Stone West is the Group Vice President and President, North America Grocery Segment, of Kraft Foods, Inc. ("Kraft"). The Company purchased $368,704 of candy and gourmet products from Kraft in 2004 and has purchased $197,921 of such products from Kraft in 2005 to date. Ms. Stone West has no interest in these transactions other than as an officer of Kraft.

     It is expected that Ms. Stone West will be appointed to the Audit and Finance Committees of the Board of Directors, effective December 7.



Item 9.01         Financial Statements and Exhibits.


Exhibit 10.1 Form of Notice of Non-Associate Director Restricted Stock Unit Award under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan.

Exhibit 99.1            J. C. Penney Company, Inc. News Release issued
                        November 17, 2005.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          J. C. PENNEY COMPANY, INC.



                                          By:  /s/ Joanne L.Bober
                                               Joanne L. Bober
                                               Executive Vice President,
                                               General Counsel and Secretary




Date:  November 17, 2005

                                  EXHIBIT INDEX

Exhibit Number                      Description

        10.1 Form of Notice of Non-Associate Director Restricted Stock Unit Award under the J. C. Penney Company, Inc. 2005 Equity Compensation Plan.

        99.1            J. C. Penney Company, Inc. News Release issued
                        November 17, 2005.

                                                                   Exhibit 10.1

            J. C. PENNEY COMPANY, INC. 2005 EQUITY COMPENSATION PLAN

                      NOTICE OF RESTRICTED STOCK UNIT AWARD
                 -- 2005 NON-ASSOCIATE DIRECTOR ANNUAL GRANT --


                                      Name:



Restricted Stock Unit Grant
---------------------------
A restricted stock unit grant for xxx units was granted to you on xxxx. Each restricted stock unit shall at all times be deemed to have a value equal to the then-current fair market value of one share of J. C. Penney Company, Inc. Common Stock of 50(cent) par value ("Common Stock"). This grant is subject to all the terms, rules, and conditions of the J. C. Penney Company, Inc. 2005 Equity Compensation Plan ("Plan"). The number of restricted stock units granted to you will be adjusted as provided in the Plan in the event of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spinoff, distribution to holders of Common Stock other than cash dividends, or the like.


You will be credited with a quarterly distribution of an amount equivalent to the dividend declared on Common Stock on the restricted stock units until such time as the units are converted to shares of Common Stock. Any such dividends shall be converted into a number of additional restricted stock units equal to the aggregate dividend which would have been paid with respect to the number of restricted stock units then credited to you under this grant divided by the closing price of the Common Stock on the New York Stock Exchange on the day on which such dividends are paid. Any such additional restricted stock units shall vest at the same time as the restricted stock units granted hereunder.


Payment Date
---------------
Upon your separation from Board Service, the Company will issue to you shares of Common Stock in cancellation of the restricted stock units. If your separation from Board service is for any reason other than a Qualifying Termination as defined in the Plan, the restricted stock units will be forfeited. The beneficiary listed on your J. C. Penney Company, Inc. Beneficiary Designation Form will receive the vested shares upon separation due to death.

Taxes
------
At the time the Company issues to you, in cancellation of the restricted stock units, shares of Common Stock, the fair market value of the shares on the vesting date (the opening price of the Common Stock on the NYSE, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date) multiplied by the number of vested shares will be reported to the Internal Revenue Service on a Form 1099. The fair market value is subject to Federal Income Tax and Social Security Self-Employment Tax.


Change of Control
-----------------
The restricted stock unit award vests immediately without regard to the vesting date listed above upon a Change of Control of the Company (as defined in Attachment A).

                                  Attachment A

A Change of Control Event will have occurred if there is a change of ownership, a change of effective control, or a change in ownership of a substantial portion of the assets of the Company (as "Company" is defined in the J. C. Penney Company, Inc. 2005 Equity Compensation Plan).

1. Change of ownership occurs on the date that a person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

2. Notwithstanding whether the Company has undergone a change of ownership, a Change of Effective control occurs (a) when a person or persons acting as a group acquires within a 12-month period 35 percent of total voting power of the stock of the Company or (b) a majority of the board of Directors is replaced within 12 months if not previously approved by a majority of the members. A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control Event, i.e. multiple change in control events.

3. Change in ownership of a substantial portion of the Company's assets occurs when a person or persons acting as a group acquires assets that have a total gross fair market value equal to or more than 40 percent of the total fair market of all assets of the Company immediately prior to the acquisition. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to -

     (i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

     (ii) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

     (iii) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

     (iv) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

                                                                   Exhibit 99.1



             MARY BETH STONE WEST JOINS JCPENNEY BOARD OF DIRECTORS

      Accomplished Kraft Foods Executive Brings Talent and Innovative Focus
                     in Consumer Marketing to JCPenney Board

PLANO, Texas, November 17, 2005 -- J. C. Penney Company, Inc. (NYSE: JCP) announced that Mary Beth Stone West, a highly accomplished consumer marketing executive, has joined the Company's Board of Directors, effective today. Ms. Stone West is group vice president and president, Kraft Foods North America Grocery segment.

Myron E. (Mike) Ullman, III, chairman and chief executive officer, said, "Ms. Stone West has distinguished herself as a leader in consumer marketing. Her experience in developing innovative programs to support and expand some of the best known American brands will be of significant value to our Board. We look forward to Ms. Stone West's advice while we work to build an emotional connection with our customer, continually enhance the presence and strength of our brands, and reinforce that `it's all inside' at JCPenney."

Ms. Stone West added, "I am delighted to join the Board of JCPenney as the company carries out its plan to be one of the top retailers in the country in terms of performance and execution. The JCPenney brand, the merchandise it offers and the shopping experience have made the company a leader in the department store business. The company's commitment to its customers, employees, stockholders and the communities in which it operates has established it as a great corporate citizen. I am honored to be involved in the next phase of JCPenney's growth and success."

Ms. Stone West, 43, began her career in consumer marketing in 1986 at the Maxwell House coffee business of General Foods Corporation, which later came together with Kraft. At Kraft, the largest food and beverage company in North America and second largest in the world, she has served in numerous positions of increasing seniority, including vice president, Business Development, and senior vice president and general manager of the Meals Division. In late 2004, she was named to her current position, group vice president and president, Kraft Foods North America Grocery segment, with revenue of approximately $2.4 billion and responsibility for leading brands including Jell-O, Kraft salad dressing, Miracle Whip, A.1. and Cool Whip.

In 2005, Ms. Stone West was named to Black MBA magazine's "50 under 50." Previously, in 2002, she was listed as one of the "Next Generation of Minority Business Leaders" in Minority MBA magazine and was named the "Distinguished Executive" of the year by the Lake Forest Graduate School of Management. One year earlier, she appeared on the list of "40 under 40" in Crain's Chicago Business.

Ms. Stone West has a B.S. degree in management from Nazareth College and an MBA in marketing from Columbia University. She is active in several charitable organizations in the Chicago area.

For further information, contact:

Investor Relations
--------------------
Bob Johnson; (972) 431-2217; rvjohnso@jcpenney.com
Ed Merritt; (972) 431-8167; emerritt@jcpenney.com

Public Relations
----------------
Darcie Brossart; (972) 431-4753; dbrossar@jcpenney.com
Tim Lyons; (972) 431-4834; tmlyons@jcpenney.com


About JCPenney

J. C. Penney Corporation, Inc., the wholly owned operating subsidiary of J. C. Penney Company, Inc., is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of October 29, 2005, J. C. Penney Corporation, Inc. operated 1,017 JCPenney department stores throughout the United States and Puerto Rico. JCPenney is the nation's largest catalog merchant of general merchandise, and jcpenney.com is one of the largest apparel and home furnishings sites on the Internet.


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